UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE 91-1506719

(State or other jurisdiction of (IRS Employer I.D. No.)

incorporation or organization)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON 98134-1089

(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635

Item 5. Other Events

SEATTLE, WASHINGTON...September 20, 2004... Todd Shipyards Corporation ("Todd" or the "Company") announced that William L. Lewis was elected to the Board of Directors of the Company at its annual meeting of shareholders on Friday, September 17, 2004.

Mr. Lewis is President and Chief Executive Officer of Lease Crutcher Lewis, a construction firm headquartered in Seattle, Washington, with offices in Portland, Oregon and Toronto, Canada. Mr. Lewis is Vice Chairman of The Seattle Foundation, past chairman and board member of the Woodland Park Zoo in Seattle, past chairman and current member of the Downtown Seattle Association, and Vice Chairman of the American Heart Walk in Seattle. Mr. Lewis is an honors graduate of Princeton University with a bachelor's degree in Civil Engineering, Mr. Lewis also has a Masters Degree and Honors Fellowship in Civil Engineering and Construction Management from Stanford University.

The Company also announced at a meeting conducted on September 17, 2004, that its Board of Directors declared a dividend of ten cents ($0.10) per share to be paid December 23 to all shareholders of record as of December 8, 2004. The Company had previously announced its intent to pay a dividend of ten cents ($0.10) per share payable on September 23, 2004 to all shareholders of record as of September 8, 2004.

(c) Exhibits

28-1 Press Release dated September 20, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2004.

______________________________

By: Michael G. Marsh

On Behalf of the Registrant as

Secretary and General Counsel